EXHIBIT 10.4

PLEDGE AGREEMENT

(Stock)

THIS PLEDGE AGREEMENT (“this Agreement”) dated as of April 3, 2006, is between ALABAMA NATIONAL BANCORPORATION, a Delaware corporation, as pledgor (the “Pledgor”) and AMSOUTH BANK, an Alabama banking corporation, as pledgee and secured party (the “Lender”).

Recitals

A. The Pledgor is the holder, beneficially and of record, of certain shares of the outstanding capital stock of First American Bank, an Alabama banking corporation (the “Corporation”), as more particularly described on Exhibit A attached hereto and made a part hereof (the “Stock”).

B. Capitalized terms used in these Recitals have the meanings defined for them above or in Section 1.2. The Pledgor has requested that the Lender extend a revolving loan (the “Revolving Loan”) to the Pledgor as to be evidenced by that certain Revolving Note dated of even date herewith, executed by the Pledgor in favor of the Lender. To secure the Obligations, and to induce the Lender to extend the Revolving Loan to the Pledgor, the Pledgor has agreed to execute and deliver this Agreement to the Lender.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lender to extend the Revolving Loan to the Pledgor, the Pledgor agrees with the Lender as follows:

ARTICLE 1

Rules of Construction and Definitions

SECTION 1.1 Rules of Construction.

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) Words of masculine, feminine or neuter gender include the correlative words of other genders. Singular revolving include the plural as well as the singular, and vice versa.

(b) All references herein to designated “Articles,” “Sections” and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and subdivisions hereof and the Exhibits annexed hereto unless expressly otherwise designated in context. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and do not limit or describe the scope or intent of, or in any way affect, this Agreement.

(c) The terms “include,” “including,” and similar terms shall be construed as if followed by the phrase “without being limited to.”

(d) The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, other subdivision or Exhibit.

(e) All Recitals set forth in, and all Exhibits to, this Agreement are hereby incorporated in this Agreement by reference.

(f) No inference in favor of or against any party shall be drawn from the fact that such party or such party’s counsel has drafted any portion hereof.

(g) All references in this Agreement to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

SECTION 1.2 Definitions.

The following terms are defined as follows:

(a) Unless otherwise defined herein, terms used in this Agreement that are defined in Article 9 of the Alabama Uniform Commercial Code (the “UCC”) have the meanings defined for them therein.

(b) Additional Stock is defined in Section 2.2.

(c) Business Day means any day, excluding Saturday and Sunday, on which the Lender’s main office in Birmingham, Alabama, is open to the public for carrying on substantially all of its banking business.

(d) Default Rate means a rate of interest equal to four percentage points (four hundred basis points) in excess of the highest interest rate that would otherwise be payable on the principal amount of the Revolving Loan under the Revolving Note from time to time in the absence of the existence of a default, or the maximum rate permitted by law, whichever is less.

(e) Event of Default is defined in Section 4.1. An Event of Default “exists” if the same has occurred and is continuing.

(f) Governmental Authority means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

(g) Lien means any mortgage, pledge, assignment, charge, encumbrance, lien, security title, security interest or other preferential arrangement.

(h) Obligations means (1) the payment of all amounts now or hereafter becoming due and payable under the Revolving Note, including the principal amount of the Revolving

Loan, all interest thereon (including interest that, but for the filing of a petition in bankruptcy, would accrue on any such principal) and all other fees, charges and costs (including attorneys’ fees and disbursements) payable in connection therewith; (2) the observance and performance by the Pledgor of all of the provisions of the Revolving Note; (3) the payment of all sums advanced or paid by the Lender in exercising any of its rights, powers or remedies under the Revolving Note, and all interest (including post-bankruptcy petition interest, as aforesaid) on such sums provided for herein or therein; (4) the payment of all amounts now or hereafter becoming due and payable under any agreement between the Pledgor and the Lender now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Pledgor’s exposure to fluctuations in interest rates, currency valuations or commodity prices, and (5) all renewals, extensions, modifications and amendments of any of the foregoing, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith.

(i) Obligors means all “obligors” as defined in Article 9 of the UCC, the Pledgor and each other person, if any, executing any Security Document as a grantor, and any other maker, endorser, surety, guarantor or other person now or hereafter liable for the payment or performance, in whole or in part, of any of the Obligations.

(j) Permitted Encumbrances means any Liens and other matters affecting title to the Property that are described in Exhibit C.

(k) Person (whether or not capitalized) includes natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

(l) Pledged Stock is defined in Section 2.2.

(m) Property is defined in Section 2.2.

(n) Security Documents means this Agreement and all documents that now or hereafter grant or purport to grant to the Lender any guaranty, collateral or other security for any of the Obligations.

ARTICLE 2

Security Agreement

SECTION 2.1 Pledge of Stock.

As security for the Obligations, the Pledgor hereby grants to the Lender security title to and a continuing security interest in, a lien upon and assigns, transfers, conveys, pledges and hypothecates to the Lender, all of the Pledgor’s right, title and interest in and to the Stock and all proceeds and supporting obligations thereof, and, as applicable, the Pledgor hereby delivers to the Lender the stock certificate(s) evidencing the Stock, as described more fully in Exhibit A, together with separate assignments thereof, to be held by the Lender upon the terms and conditions set forth in this Agreement.

SECTION 2.2 Pledge of Additional Stock.

If the Pledgor shall acquire by exchange or replacement any additional shares of capital stock, of whatever class or description (“Additional Stock”) at any time after the date hereof, the Pledgor hereby grants to the Lender a security interest in, and assigns, transfers, conveys, pledges and hypothecates to the Lender, all of the Pledgor’s right, title and interest in and to the Additional Stock and such certificates, and immediately upon receipt thereof the Pledgor shall pledge and deposit the Additional Stock with the Lender and shall deliver to the Lender certificates therefor registered in the name of the Pledgor, together with executed separate assignments thereof, to be held by the Lender under this Agreement. The Stock, the Additional Stock, and any stock or other securities issued in exchange therefor or replacement thereof, are hereinafter together called the “Pledged Stock,” and the Pledged Stock and all proceeds thereof and all other securities and moneys received and at the time held by the Lender hereunder are hereinafter together called the “Property,” all of which shall be subject to the Liens granted to the Lender under this Agreement.

SECTION 2.3 Dividends and Other Distributions.

Unless an Event of Default exists, all cash dividends paid on the Pledged Stock shall be paid to the Pledgor, except that all cash dividends payable on the Pledged Stock that are determined by the Lender to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to the Lender and retained by it as Property. The Lender shall also be entitled to receive directly and to retain as Property:

(a) all stock and other securities or property (other than cash) paid or distributed with respect to the Pledged Stock by way of dividend;

(b) all stock and other securities or property (including cash) paid or distributed with respect to the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar or other corporate rearrangement; and

(c) all stock and other securities or property (including cash) that may be paid or distributed with respect to the Pledged Stock by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

SECTION 2.4 Voting While No Event of Default.

Unless an Event of Default exists, the Pledgor shall have the right to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications with respect to the Property and otherwise act with respect thereto. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease if an Event of Default exists.

ARTICLE 3

Representations, Warranties and Covenants

SECTION 3.1 Representations and Warranties.

The Pledgor represents and warrants to the Lender that (a) subject to Permitted Encumbrances, the Pledgor has the power to transfer or is the holder of record and sole beneficial owner of the Stock (which is fully issued and non-assessable), free of Liens and adverse claims of any kind, except Permitted Encumbrances; (b) the Pledgor has a good right to grant to the Lender the Liens in the Stock purported to be granted under this Agreement; (c) there are no outstanding subscriptions, options, rights, warrants, calls, commitments or agreements of any kind to acquire or transfer any of the Stock or to issue any additional shares of the capital stock, and there are no securities in existence that are convertible into any shares of such capital stock; (d) to the best of the Pledgor’s knowledge, no consent, authorization or other action by, and no notice to or filing with, any other person (including any stockholder, partner or creditor of the Pledgor and any Governmental Authority) is required for (1) the execution and delivery of this Agreement by the Pledgor, (2) the granting to the Lender of the Liens on the Property under this Agreement, or (3) the exercise by the Lender of the rights, powers and remedies granted to it under this Agreement, except as may be required in connection with any disposition by the Lender of the Property under laws affecting the offering and sale of securities generally; and (e) the location (including addresses, if applicable) of (1) each of the Pledgor’s places of business, (2) the Pledgor’s chief executive office, and (3) the Pledgor’s state of incorporation or registration (if the Pledgor was created by such state filing), are correctly and completely set forth on Exhibit D. The Pledgor’s legal name is as set forth in the first paragraph to this Agreement. No change has occurred in any of the foregoing in the five years immediately preceding the execution of this Agreement.

SECTION 3.2 Encumbrances and Dispositions.

The Pledgor shall not (a) encumber any of the Property, or permit any of the Property to be encumbered, with any kind of Lien, other than Permitted Encumbrances, (b) sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Property, or (c) permit the Corporation to issue any additional shares of its capital stock (to the extent that the Pledgor has the ability to prevent such issuance).

SECTION 3.3 Taxes and Assessments.

The Pledgor shall pay when due all taxes, assessments and other charges levied or assessed against any of the Property, and all other claims that are or may become Liens against any of the Property, except any that are Permitted Encumbrances; and should default be made in the payment of same, the Lender, at its option, may pay them.

SECTION 3.4 Filing Fees and Taxes.

The Pledgor agrees, to the extent permitted by law, to pay all recording and filing fees, revenue stamps, taxes and other expenses and charges payable in connection with the execution and delivery of the Revolving Note or this Agreement, and the recording, filing, satisfaction, continuation and release thereof.

SECTION 3.5 Control.

The Pledgor hereby grants control of the Property to the Lender, and the Pledgor shall take all actions requested by the Lender that the Lender deems in its sole discretion advisable to further establish such control, including obtaining control agreements from the applicable holders of the Property.

SECTION 3.6 Authorization.

The Pledgor authorizes the Lender to perfect, preserve, continue, amend and maintain the Lender’s interest in the Property by whatever actions the Lender in its sole discretion deems appropriate under applicable law. The Pledgor shall assist and cooperate with the Lender in taking such actions and shall pay all costs and expenses incurred by the Lender in taking such actions. Such actions may include without limitation (1) the Lender’s obtaining control of the Property; (2) the Lender’s filing of financing statements describing the Property; or (3) the Lender’s taking possession of the Property.

SECTION 3.7 Further Assurances.

At the Pledgor’s cost and expense and upon request of the Lender, the Pledgor shall duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Lender or its counsel to perfect, preserve and protect the validity of the Liens of the Lender in the Property and to carry out more effectively the provisions and purposes of this Agreement.

SECTION 3.8 Attorney-in-Fact.

The Pledgor hereby constitutes and appoints the Lender, or any other person whom the Lender may designate, as the Pledgor’s attorney-in-fact, at the Pledgor’s sole cost and expense, effective upon the existence of any Event of Default, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender’s discretion to take any action (a) that the Pledgor has agreed, but has failed, to take under this Agreement, (b) that the Lender in its sole discretion deems necessary or advisable to maintain, preserve or protect the security intended to be afforded by this Agreement, or (c) that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement and the Revolving Note.

SECTION 3.9 Release.

The Pledgor shall not file a release, amendment, partial release, or termination statement with respect to any of the Property without the Lender’s prior written consent.

SECTION 3.10 Application of Payments.

The Pledgor irrevocably waives the right to direct the application of any payments and collections at any time or times hereafter received by the Lender from or on behalf of the Pledgor, and the Pledgor irrevocably agrees that the Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by the Lender or its agent against the Obligations, in such order and in such proportions as the Lender may deem advisable, whether due or not, and notwithstanding any entry by the Lender upon its books and records.

SECTION 3.11 Change of Certain Items.

Without the Lender’s prior written consent, the Pledgor shall not (1) add to or change any of the locations set forth in Exhibit D; (2) alter or change its legal name; (3) change the state of its incorporation or registration (if the Pledgor was created by such state filing); (4) alter or change its legal form or status (corporate, partnership, or otherwise, if an entity); or (5) merge, in one transaction or in a series of related transactions, into or consolidate with any other entity (if an entity).

SECTION 3.12 Risk of Loss.

The risk of loss or damage to the Property is on the Pledgor whether or not the Property is held by or controlled by the Lender.

SECTION 3.13 Certification of the Pledgor.

Upon the request of the Lender, the Pledgor shall give the Lender a certification, in written or other record form, attesting that the Pledgor has not sold or otherwise transferred any of the Property unless expressly permitted by this Agreement and has not changed any of the following without the prior written consent of the Lender: (a) the Pledgor’s legal name; (b) the state of the Pledgor’s incorporation or registration (if the Pledgor was created by such state filing); (c) the Pledgor’s chief executive office; and (d) the Pledgor’s principal place of business.

SECTION 3.14 Use and Operation.

Whenever any of the Property is in the possession or control of the Lender, or whether for perfection, enforcement or otherwise, the Pledgor agrees to the Lender’s unrestricted use and operation of the Property. The Pledgor waives any rights it may have to require the Lender to keep all nonfungible property segregated or separately identifiable and agrees that the Lender may commingle all of the Property (fungible or otherwise) with its own without any liability to the Pledgor for so doing.

ARTICLE 4

Events of Default

SECTION 4.1 Events of Default.

The occurrence of any of the following events shall constitute an event of default (an “Event of Default”) under this Agreement (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Governmental Requirement):

(a) any representation or warranty made in this Agreement or in the Revolving Note shall prove to be false or misleading in any material respect as of the time made; or

(b) any report, certificate, financial statement or other instrument furnished in connection with the Revolving Note or this Agreement, shall prove to be false or misleading in any material respect as of the time furnished; or

(c) default shall be made in the payment when due of any of the Obligations; or

(d) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Pledgor to be observed or performed pursuant to the terms of this Agreement (other than any covenant, condition or agreement, default in the observance or performance of which is elsewhere in this Section 4.1 specifically dealt with) and such default shall continue unremedied for a period of thirty (30) calendar days; or

(e) any default or event of default, as therein defined, shall occur under the Revolving Note (after giving effect to any applicable notice, grace or cure period specified therein).

ARTICLE 5

Remedies

SECTION 5.1 Acceleration of Obligations.

If an Event of Default exists that does not already result in the automatic acceleration of the Obligations under the Revolving Note, the Lender shall have the right without further notice to the Pledgor (except any such notice as may be specifically required under the Revolving Note) to declare all of the Obligations immediately due and payable.

SECTION 5.2 Remedies.

If an Event of Default exists, the Lender shall be entitled to exercise all of the rights, powers and remedies vested in it by this Agreement and applicable law (including all rights of a secured party under the UCC) for the protection and enforcement of its rights with respect to the Property, including the rights:

(a) to receive all amounts payable with respect to the Property otherwise payable to the Pledgor under Section 2.3 (except as otherwise provided with respect to the payment of taxes);

(b) to transfer all or any part of the Pledged Stock into the Lender’s name or the name of its nominee and to cause new certificates to be issued in the name of such transferee;

(c) to vote all or any part of the Pledged Stock, whether or not transferred into the name of the Lender or its nominee, and to give all consents, waivers and ratifications with respect to the Property and otherwise act with respect thereto as though the Lender were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Lender the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

(d) to settle, adjust, compromise and arrange all accounts, controversies, claims and demands in relation to any Property;

(e) to execute all contracts, agreements, documents and instruments, to bring, defend and abandon all actions and proceedings, and to take all other actions, in relation to any Property as the Lender in its sole discretion may determine; and

(f) at any time or from time to time to sell, assign and deliver, or grant options to purchase, lease, license or otherwise dispose of all or any part of the Property, or any interest therein, at any public or private sale, at any exchange, broker’s board or at any of the Lender’s offices, in one or more parcels, without demand of performance, advertisement or notice (to the extent permitted by law) of intention to sell or of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit, or for other property, for immediate or future delivery without any assumption of credit risk, and for such prices and on such terms as the Lender in its sole discretion may deem to be commercially reasonable. The Lender shall not be obligated to make any sale of Property regardless of notice having been given. The Lender may adjourn any sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. The Lender shall not be liable for any failure to collect or realize upon any Property or for any delay in so doing, or shall it be obligated to take any action whatsoever with respect thereto.

SECTION 5.3 Non-Public Sale.

If at any time when the Lender shall determine to exercise its right to sell all or any of the Pledged Stock and other securities pursuant to Section 5.2, such Pledged Stock and other securities or the part thereof to be sold shall not for any reason be effectively registered under the Securities Act of 1933, as then in effect, the Lender may, in its sole discretion, sell such Pledged Stock and other securities or part thereof by private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Lender, in its sole discretion (a) may proceed to make such private sale notwithstanding that a registration statement registering any such Pledged Stock shall have been filed under such Securities Act, (b) may approach and negotiate with as few as one possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of any such Pledged Stock and who will satisfy such other conditions as at such time may be required for lawful non-public sale. In the event of any such sale, the Lender shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which the Lender, in its sole discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration.

SECTION 5.4 Reasonable Care.

The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Property in its possession if it takes such reasonable actions for that purpose as the Pledgor shall request in writing, but the Lender shall have sole power to determine whether such actions are reasonable. Any omission to do any act not requested by the Pledgor shall not be deemed a failure to exercise reasonable care.

SECTION 5.5 Waiver of Redemption, Marshalling, etc.

The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Property, whether before or after sale hereunder, and all rights, if any, of marshalling the Property and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Lender may bid for and purchase all or any part of the Property so sold free from any such right or equity of redemption.

SECTION 5.6 Application of Proceeds.

The Lender shall have the continuing exclusive right to apply and reapply the proceeds, including cash and noncash proceeds (sales on credit or notes and otherwise) resulting from the exercise of any of the rights, powers and remedies of the Lender under this Agreement, against the Obligations in such order and in such proportions as the Lender may deem advisable. All expenses incurred securing the possession of Property, moving, storing, repairing or finishing the manufacture of Property, and preparing the same for sale, shall become part of the Obligations secured hereby. The Pledgor shall remain liable to the Lender for any deficiency.

SECTION 5.7 Additional Security, etc.

Without notice to or consent of the Pledgor, and without impairment of the Liens and rights created by this Agreement, the Lender may accept from the Pledgor, or any other Obligor or any other person, additional security for the Obligations. Neither the giving of this Agreement nor the acceptance of any such additional security shall prevent the Lender from resorting first to any such additional security, or first to the Liens created by this Agreement, without affecting the Liens and rights of the Lender under this Agreement.

SECTION 5.8 Default Rate.

If an Event of Default exists, the Obligations shall bear interest at the Default Rate, until the earlier of (a) such time as all of the Obligations are paid in full or (b) no such Event of Default exists.

SECTION 5.9 Remedies Cumulative.

The rights and remedies of the Lender under this Agreement are cumulative and not exclusive of any other rights or remedies now or hereafter existing at law or in equity.

SECTION 5.10 No Obligation to Pursue Others.

The Pledgor agrees that the Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Lender may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting the Lender’s rights against the Pledgor. The Pledgor waives any right it may have to require the Lender to pursue any other person for any of the Obligations, and that each of the Obligations may be enforced against the Pledgor without the necessity of joining any other Obligor, any other holders of lien and any of the Property or any other person, as a party.

ARTICLE 6

Miscellaneous

SECTION 6.1 Notices.

(i) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Pledgor or the Lender must (except as otherwise provided in this Agreement) be in writing and be delivered by one of the following means: (2) by personal delivery at the hand delivery address specified below, (3) by first-class, registered or certified mail, postage prepaid and addressed as specified below, or (4) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.

(ii) The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as follows:

Pledgor

By hand:

1927 First Avenue North

Birmingham, Alabama 35203

Attention: Chief Financial Officer

By mail:

Post Office Box 10686

Birmingham, Alabama 35202

Attention: Chief Financial Officer

By facsimile:

(205) 583-3275

Lender

By hand:

Upper Lobby, AmSouth Center

1900 Fifth Avenue North

Birmingham, Alabama 35203

Attention: Birmingham Commercial Banking Department

By mail:

P. O. Box 11007

Birmingham, Alabama 35288

Attention: Birmingham Commercial Banking Department

By facsimile:

(205) 801-0157

Any of such parties may change the address or facsimile transmission notice for receiving any such notice or other document by giving notice of the change to the other parties named in this Section 6.1.

(iii) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not a natural person, to an officer, director, partner, member or other legal representative of the party) at the address or number specified pursuant to this Section 6.1, or, if sent by mail, three Business Days after such notice or document is deposited in the United States mail, addressed as provided above.

(iv) Five Business Days’ written notice to the Pledgor as provided above shall constitute reasonable notification to the Pledgor when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five Business Days’ notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

SECTION 6.2 Expenses.

The Pledgor shall promptly on demand pay all costs and expenses, including the fees and disbursements of counsel to the Lender, incurred by the Lender in connection with (a) the negotiation, preparation and review of this Agreement (whether or not the transactions contemplated by this Agreement shall be consummated), (b) the enforcement of this Agreement, (c) the custody and preservation of the Property, (d) the protection or perfection of the Lender’s rights and interests under this Agreement in the Property, (e) the exercise by or on behalf of the Lender of any of its rights, powers or remedies under this Agreement and (f) the prosecution or defense of any action or proceeding by or against the Lender, the Pledgor, any other Obligor, or any one or more of them, concerning any matter related to this Agreement, any of the Property or any of the Obligations. All such amounts shall bear interest from the date demand is made at the Default Rate and shall be included in the Obligations secured hereby. The Pledgor’s obligations under this Section 6.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 6.3 Heirs, Successors and Assigns.

Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party or any other person who becomes bound by this Agreement as a debtor, except that the Pledgor may not assign or transfer this Agreement without the prior written consent of the Lender; and all covenants and agreements of the Pledgor contained in this Agreement shall bind the Pledgor’s heirs, successors and assigns or any other person who becomes bound by this Agreement as a debtor and shall inure to the benefit of the successors and assigns of the Lender.

SECTION 6.4 Independent Obligations.

The Pledgor agrees that each of the obligations of the Pledgor to the Lender under this Agreement may be enforced against the Pledgor without the necessity of joining any other Obligor, any other holders of Liens in any Property or any other person, as a party.

SECTION 6.5 Governing Law.

This Agreement shall be construed in accordance with and governed by Title 9 of the U.S. Code and the internal laws of the State of Alabama (without regard to conflict of law principles) except as required by mandatory provisions of law and except to the extent that the validity and perfection of the Liens on the Property are governed by the laws of any jurisdiction other than the State of Alabama.

SECTION 6.6 Date of Agreement.

The date of this Agreement is intended as a date for the convenient identification of this Agreement and is not intended to indicate that this Agreement was executed and delivered on that date.

SECTION 6.7 Separability Clause.

If any provision of the Revolving Note or this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.8 Counterparts.

This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

SECTION 6.9 No Oral Agreements.

This Agreement is the final expression of the agreement between the parties hereto, and this Agreement may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Agreement and the Revolving Note, and there is no unwritten oral agreement between the parties hereto in existence.

SECTION 6.10 Waiver and Election.

The exercise by the Lender of any option given under this Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of the Revolving Note or this Agreement, nor consent to any departure by the Pledgor therefrom, shall be effective unless in writing and signed by an authorized officer of the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 6.11 No Obligations of Lender; Indemnification.

The Lender does not by virtue of this Agreement or any of the transactions contemplated by the Revolving Note assume any duties, liabilities or obligations with respect to any of the Property unless expressly assumed by the Lender under a separate agreement in writing, and this Agreement shall not be deemed to confer on the Lender any duties or obligations that would make the Lender directly or derivatively liable for any person’s negligent, reckless or wilful conduct. The Pledgor agrees to indemnify and hold the Lender harmless against and with respect to any damage, claim, action, loss, cost, expense, liability, penalty or interest (including attorney’s fees) and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments directly or indirectly resulting from, occurring in connection with, or arising out of: (a) any inaccurate representation made by the Pledgor in this Agreement or any the Revolving Note; (b) any breach of any of the warranties or obligations of the Pledgor under this Agreement or the Revolving Note; and (c) the Property, or the Liens of the Lender thereon. The provisions of this Section 6.11 shall survive the payment of the Obligations in full and the termination, satisfaction, release (in whole or in part) and foreclosure of this Agreement.

SECTION 6.12 Advances by the Lender.

If the Pledgor shall fail to comply with any of the provisions of this Agreement in any material respect, the Lender may (but shall not be required to) make advances to perform the same, and where necessary enter any premises where any Property is located for the purpose of performing the Pledgor’s obligations under any such provision. The Pledgor agrees to repay all such sums advanced upon demand, with interest from the date such advances are made at the Default Rate, and all sums so advanced with interest shall be a part of the Obligations. The making of any such advances shall not be construed as a waiver by the Lender of any Event of Default resulting from the Pledgor’s failure to pay such amounts.

SECTION 6.13 Rights, Liens and Obligations Absolute.

All rights of the Lender hereunder, all Liens granted to the Lender hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional and shall not be affected by (a) any lack of validity or enforceability as to any other person of the Revolving Note or any Security Document, (b) any change in the time, manner or place of payment of, or any other term of the Obligations, (c) any amendment or waiver of any of the provisions of the Revolving Note or any Security Document as to any other person, and (d) any exchange, release or non-perfection of any other collateral or any release, termination or waiver of any guaranty, for any of the Obligations.

SECTION 6.14 Termination.

This Agreement and the Lender’s Liens in the Property hereunder will not be terminated until one of the Lender’s officers signs a written termination agreement. Except as otherwise expressly provided for in this Agreement, no termination of this Agreement shall in any way affect or impair the representations, warranties, agreements or other obligations of the Pledgor or the rights, powers and remedies of the Lender under this Agreement with respect to any transaction or event occurring prior to such termination, all of which shall survive such termination. Even if all of the Obligations outstanding at any one time should be paid in full, this Agreement will continue to secure any Obligations that might later be owed the Lender until such written termination agreement has been executed by the Lender.

SECTION 6.15 Reinstatement.

This Agreement, the obligations of the Pledgor hereunder, and the Liens, rights, powers and remedies of the Lender hereunder, shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any amount applied to the payment of any of the Obligations is rescinded or must otherwise be restored or returned to the Pledgor, any Obligor, or any other person (or paid to the creditors of any of them, or to any custodian, receiver, trustee or other officer with similar powers with respect to any of them, or with respect to any part of their property) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor, any Obligor or any such person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with respect to any of them, or with respect to any part of their property, or otherwise, all as though such payment had not been made.

SECTION 6.16 Submission to Jurisdiction.

The Pledgor irrevocably (a) acknowledges that this Agreement will be accepted by the Lender and performed by the Pledgor in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the “Courts”) over any suit, action or proceeding arising out of or relating to this Agreement (to enforce the arbitration provisions hereof or, if the arbitration provisions are found to be unenforceable, to determine any issues arising out of or relating to this Agreement) or any of the other Revolving Note (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that the Pledgor may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Pledgor and may be enforced in any other court to the jurisdiction of which the Pledgor is subject, by a suit upon such judgment; (e) consents to the service of process on the Pledgor in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Pledgor at the Pledgor’s address designated in or pursuant to Section 6.1; (f) agrees that service in accordance with Section 6.16(e) shall in every respect be effective and binding on the Pledgor to the same extent as though served on the Pledgor in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE “FAIR WARNING” TO THE PLEDGOR THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE PLEDGOR TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE PLEDGOR THAT THE PLEDGOR MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 6.16 shall limit or restrict the Lender’s right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

SECTION 6.17 Arbitration.

(a) The Pledgor represents to the Lender that its business and affairs constitute substantial interstate commerce and that it contemplates using the proceeds of the Revolving Note in substantial interstate commerce. Except as otherwise specifically set forth below, any action, dispute, claim, counterclaim or controversy (“Dispute” or “Disputes”), between or among the Lender, the Pledgor or any other Obligor, including any claim based on or arising from an alleged tort, shall be resolved by arbitration as set forth below. As used herein, Disputes shall include all actions, disputes, claims, counterclaims or controversies arising in connection with the Revolving Note, any extension of or commitment to extend credit by the Lender, any collection of any indebtedness owed to the Lender, any security or collateral given to the Lender, any action taken (or any omission to take any action) in connection with any of the foregoing, any past, present and future agreement between or among the Lender, the Pledgor or any other

Obligor (including the Revolving Note and any Security Document), and any past, present or future transactions between or among the Lender, the Pledgor or any other Obligor. Without limiting the generality of the foregoing, Disputes shall include actions commonly referred to as “lender liability” actions.

(b) All Disputes shall be resolved by binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). Defenses based on statutes of limitation, estoppel, waiver, laches and similar doctrines, that would otherwise be applicable to an action brought by a party, shall be applicable in any such arbitration proceeding, and the commencement of an arbitration proceeding with respect to this Agreement shall be deemed the commencement of an action for such purposes.

(c) Notwithstanding the foregoing, the Pledgor agrees that the Lender shall have the option, but not the obligation, to submit to and pursue in a court of law any claim against the Pledgor or any other Obligor for a debt due. The Pledgor and each other Obligor agrees that, if the Lender pursues such a claim in a court of law, (1) failure of the Lender to assert any additional claim in such proceeding shall not be deemed a waiver of, or estoppel to pursue, such claim as a claim or counterclaim in arbitration as set forth above, and (2) the institution or maintenance of a judicial action hereunder shall not constitute a waiver of the right of any party to submit any other action, dispute, claim or controversy as described above, even though arising out of the same transaction or occurrence, to binding arbitration as set forth herein. If the Pledgor asserts a claim against the Lender in arbitration or otherwise during the pendency of a claim brought by the Lender in a court of law, the court action shall be stayed and the parties shall submit to arbitration all claims.

(d) No provision of, nor the exercise of any rights under this Section, shall limit the right of any party (1) to foreclose against any real or personal property collateral by exercise of a power of sale under any Security Document, or by exercise of any rights of foreclosure or of sale under applicable law, (2) to exercise self-help remedies such as set-off, or (3) to obtain provisional or ancillary remedies such as injunctive relief, attachment or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party, including the plaintiff in such an action, to submit the Dispute to arbitration or, in the case of actions on a debt, to judicial resolution.

(e) Whenever an arbitration is required hereunder, the arbitrator shall be selected in accordance with the Commercial Arbitration Rules of the AAA. The AAA shall designate a panel of 10 potential arbitrators knowledgeable in the subject matter of the Dispute. Each of the Lender and the Obligor shall designate, within 30 days of the receipt of the list of potential arbitrators, one of the potential arbitrators to serve, and the two arbitrators so designated shall select a third arbitrator from the eight remaining potential arbitrators. The panel of three arbitrators shall determine the resolution of the Dispute.

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IN WITNESS WHEREOF, the undersigned Pledgor has caused this Agreement dated the date first above written to be executed by its duly authorized representative.

PLEDGOR:

ALABAMA NATIONAL BANCORPORATION

By:	/s/ William E. Matthews, V
Its:	Executive Vice President and Chief Financial Officer

EXHIBIT A

(Description of the Stock of the Corporation)

Stock Certificates:

Certificate No.	No. of Shares	Issued To	Date
781	20,000	Borrower	11/30/97

Other Investment Property:

None.

A-1

EXHIBIT B

(Permitted Encumbrances)

1.	The Liens granted to the Lender under this Agreement.

2.	Other Liens of the Lender.

B-1

EXHIBIT C

(Locations)

1.	Address(es) of the Pledgor’s place(s) of business and chief executive office (if the Pledgor has more than one place of business):

1927 First Avenue North

Birmingham, AL 35203

2.	State of incorporation or registration (if the Pledgor was created by such state filing):

Delaware

C-1